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                                   Exhibit 32

                Certification Pursuant to 18 U.S.C. Section 1350
      As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

                         In connection with the Quarterly Report on Form 10-Q of
the CITY INVESTING COMPANY LIQUIDATING TRUST, a Delaware Trust (the "Trust") for the period ending June 30, 2004 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Lester J. Mantell, the functional equivalent of the Chief Executive Officer and Chief Financial Officer, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 that:

                  1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                  2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

                         The foregoing certification is incorporated solely for purposes of complying with the provisions of Section 906 of the Sarbanes-Oxley Act of 2002 and is not intended to be used for any other purposes.

                  A signed original of this written statement required by
         Section 906, or other document authenticating, acknowledging or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.





                                            By:     /s/ Lester J. Mantell
                                                -------------------------------
         Dated:  August 3, 2004                     Lester J. Mantell, Trustee